Exhibit 99.1
Wintrust Financial
Corporation
727 North Bank Lane, Lake Forest,
Illinois 60045
FOR IMMEDIATE RELEASE
December 5, 2005
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO — Wintrust Financial Corporation, (847) 615-4096
David A. Dykstra, COO — Wintrust Financial Corporation, (847) 615-4096
Robert K. Buhrke, President/CEO — Hinsbrook Bancshares, Inc, (630) 920-2700
L. Thomas McNamara, President/CEO — Hinsbrook Bank & Trust, (630) 920-2700
Wintrust Website address: www.wintrust.com
WINTRUST FINANCIAL CORPORATION ANNOUNCES PLANS TO
ACQUIRE HINSBROOK BANCSHARES, INC.
     LAKE FOREST, ILLINOIS — Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) today announced the signing of a definitive agreement to acquire Hinsbrook Bancshares, Inc. (“HBI”). HBI is the parent company of Hinsbrook Bank & Trust which has five Illinois banking locations in Willowbrook, Downers Grove, Darien, Glen Ellyn and Geneva. Hinsbrook Bank & Trust began operations as a de novo bank in 1987 and had total assets of approximately $497 million as of September 30, 2005.
     “This transaction is a great opportunity for both companies,” stated Edward J. Wehmer, President and CEO of Wintrust. “Similar to Wintrust’s origin, Hinsbrook Bank was a pioneer in de novo banking in recent times and shares our commitment to community banking and customer service. The merger will help fulfill Wintrust’s plans to continue expansion into desirable suburban Chicago metropolitan communities. The communities that Hinsbrook Bank & Trust serves are complementary to markets we currently serve. Hinsbrook Bank & Trust has a terrific operating culture, solid growth and profit potential, and a dedicated board of directors and management team.”
     “We are excited about the opportunity to combine resources with Wintrust,” said Robert K. Buhrke, HBI’s President and CEO. “We have continually sought to increase shareholder value and to enhance our products and services. This is a great opportunity to partner with a successful organization that is similarly-minded in their philosophy of offering highly personalized customer-oriented retail and commercial banking services with financial capabilities to support further expansion.” Mr. Buhrke emphasized that by joining forces with Wintrust, “Hinsbrook Bank’s customers will not only continue to deal with the same banking staff, but will also gain access to a wider range of products and services. “We clearly see benefits for our customers, shareholders and employees and we look forward to joining the Wintrust family,” he said.
Terms of the Transaction
     The price per share for HBI common stock is approximately $41.59. In the merger, shares of HBI common stock outstanding will be converted into the right to receive all cash, all shares of Wintrust’s common stock (valued at an average trading price prior to closing, subject to a collar mechanism, in accordance with the merger agreement) or a combination of 50% cash and 50% stock, at the election of HBI shareholders but subject to proration. The merger agreement contemplates that elections may be adjusted so that approximately half of the consideration will be paid in the form of cash with the other half being paid in shares of Wintrust’s common stock. Currently, HBI has outstanding 2,751,098 shares of common stock and in-the-money options to acquire approximately 13,750 shares of common stock at exercise prices ranging from $4.09 to $20.00 per share, with an average exercise price of approximately $12.75.
     The transaction is subject to approval by banking regulators and HBI’s shareholders and certain closing conditions. The transaction is expected to close late in the first quarter of 2006 and is not expected to have a material effect on Wintrust’s 2006 earnings per share.
About Wintrust
     Wintrust is a financial holding company whose common stock is traded on the Nasdaq Stock Market (Nasdaq: WTFC). Its 13 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Advantage National Bank in Elk Grove Village, Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch and Town Bank in Delafield, Wisconsin. The banks also operate facilities in Illinois in Buffalo Grove, Cary, Chicago, Clarendon Hills, Downers Grove, Glencoe, Gurnee, Grayslake, Highland Park, Highwood, Hoffman Estates, Lake Bluff, Lake Villa, Lindenhurst, McHenry, Mundelein, Northfield, Palatine, Prospect Heights, Ravinia, Riverside, Roselle, Sauganash, Skokie, Spring Grove, Wauconda, Western Springs and Winnetka, and in Madison and Wales, Wisconsin.

     Additionally, the Company operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. WestAmerica Mortgage Company engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices. Guardian Real Estate Services, Inc. of Oakbrook Terrace provides document preparation and other loan closing services to WestAmerica Mortgage Company and its network of mortgage brokers. Northview Mortgage, LLC engages primarily in the origination of residential mortgages for sale into the secondary market through Wintrust bank locations in Northfield, Mundelein and Wheaton, Illinois. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts as well as the Wayne Hummer Companies’ proprietary mutual funds. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.
     Currently, Wintrust operates a total of 60 banking offices and is in the process of constructing several additional branch facilities. All of the Company’s banking subsidiaries are locally managed with large local boards of directors. Wintrust Financial Corporation has been one of the fastest growing bank groups in Illinois.

Forward-Looking Information
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the proposed acquisition of Hinsbrook Bancshares, Inc. and integration of Hinsbrook Bancshares, Inc. with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related origination of loan products, unforeseen delays in completing the transaction, slower than anticipated development and growth of Hinsbrook Bancshares, Inc.’s business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unforeseen changes in the banking industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. HBI and Wintrust may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. These factors, and other factors that may affect the business or financial results of Wintrust are described in Wintrust’s filings with the SEC, including Wintrust’s annual report on Form 10-K for the fiscal year ended December 31, 2004.
Additional Information
     In connection with the proposed transactions, Wintrust will file with the Securities and Exchange Commission (the “SEC”), and will furnish to shareholders of HBI, a proxy statement/prospectus. Shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Wintrust, HBI and the proposed transaction. A definitive proxy statement/prospectus will be sent to HBI shareholders seeking their approval of the merger and the other transactions contemplated thereby. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or to Hinsbrook Bancshares, Inc., Attn: President, 6262 South Route 83, Willowbrook, Illinois 60527 or by calling (630) 920-2700. Shareholders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the proposed transactions.
     HBI and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of HBI in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement/prospectus when it is filed with the SEC.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
     Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
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